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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   January 27, 2003


                                 TEAMSTAFF, INC.
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               (Exact name of Registrant as specified in charter)


       New Jersey                     0-18492                      22-1899798
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(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)             File Number)             Identification No.)


        300 Atrium Drive, Somerset, N.J.                                 08873
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         (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code  (732) 748-1700



         (Former name or former address, if changed since last report.)
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ITEM 5/ITEM 9.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      TeamStaff, Inc. issued two press releases, dated January 17, 2003 and January 24, 2003, announcing the following: (a) that it has received notice from the Nasdaq Stock Market that an "E" will be appended to its symbol at the opening of business on January 21, 2003 due to the belated filing of the Company's annual report on Form 10-K; (b) that Nasdaq has advised the Company that its Common Stock will be delisted from trading on the Nasdaq National Market at the opening of business on January 27, 2003 unless the Company requests a hearing before the Nasdaq Stock Market; (c) disclosing that its new accountants have determined that the adjustment required to the 2001 fiscal year net income, due to accounting errors related to its executive officer retirement plan, will be significantly less than originally reported; and (d) that a hearing has been scheduled for February 14, 2002 by the Nasdaq Stock Market, Inc. to determine whether TeamStaff's Common Stock should continue to be listed on the Nasdaq National Market.

      A copy of the January 17, 2003 press release is annexed hereto as Exhibit
99.1 and a copy of the January 23, 2003 press release is annexed hereto as
Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1    Press Release dated January 17, 2003.

Exhibit 99.2    Press Release dated January 24, 2003

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2002                       TEAMSTAFF,  INC.
                                              (Registrant)

                                              By /s/Donald W. Kappauf
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                                                   Donald W. Kappauf
                                                   Chief Executive Officer
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Exhibit No.     Description
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Exhibit 99.1    Press Release dated January 17, 2003.

Exhibit 99.2    Press Release dated January 24, 2003.